UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2015

MRV COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311
(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Results of Operations and Financial Condition

On August 7, 2015, MRV Communications, Inc. (the “Company”) entered into a Shares Purchase Agreement (the “Purchase Agreement”) with Maticmind S.p.A., a corporation organized under the laws of Italy (the “Purchaser”), for the sale of all of the shares of Tecnonet S.p.A. (“Tecnonet”). Tecnonet, a wholly-owned subsidiary of the Company, is an Italian supplier of a wide range of communications equipment from leading global manufacturers, as well as telecommunications solutions and services, including network infrastructure, unified communications, mobility and wireless, network security, cloud computing services, managed call center services, network integration, and optimization serving the Italian market. The purchase price for the shares will be 15.6 million euros. Additionally, prior to closing, it is anticipated that Tecnonet will refinance its loan payable to MRV with external debt and repay the loan to MRV, with the Tecnonet debt effectively assumed by the Buyer following the closing. Therefore, the total cash to be received by MRV on or before closing is approximately 19.6 million euros. If the debt is not refinanced, Tecnonet will repay that amount to MRV within one year of closing. Such amounts will be subject to a post-closing adjustment for changes in Tecnonet’s financial position occurring prior to the closing.

The transaction is conditioned upon the Company receiving stockholder approval for the transaction and other customary closing conditions. Stockholders of the Company will vote on the proposed transaction at a special meeting of stockholders. The closing is expected to occur by the end of November 2015. The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations. A 250,000 euro termination fee (subject to increase to 350,000 euros if the Purchase Agreement is terminated after November 30, 2015) is payable by the Company if the transaction is terminated because MRV stockholder approval is not obtained or under certain other circumstances.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information

In connection with the proposed transaction, the Company will file a proxy statement and other materials with the Securities and Exchange Commission (“SEC”) in the near future. THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company at http://www.sec.gov, the SEC’s free Internet site.

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company will be included in the proxy statement to be filed with the SEC with respect to the Company’s upcoming special meeting of stockholders. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Forward Looking Statements

This report may contain forward-looking statements regarding future financial, operating and other results of the Company and other statements about management’s future expectations, beliefs, goals, plans or prospects that are based on management’s current expectations, estimates, forecasts and projections about the Company and its consolidated businesses and the respective market segments in which the Company’s businesses operate, in addition to management’s assumptions. Statements in this report regarding the Company’s future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” could,” “forecasts,” “projects,” variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts.  These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that the proposed transaction may not close, including completion of conditions precedent to the sale and potential failure of the Company’s stockholders to approve the transaction. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations.

For further information regarding risks and uncertainties associated with the Company’s businesses, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2014, and its quarterly report on Form 10-Q for the quarter ended June 30, 2015, copies of which may be obtained by contacting the Company’s investor relations department or at the Company’s website at www.mrv.com or from the SEC’s EDGAR website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit 10.1	Shares Purchase Agreement, dated as of August 7, 2015, by and between MRV Communications, Inc., as Seller, and Maticmind S.p.A., as Purchaser.

Exhibit 99.1	Press Release dated August 10, 2015, announcing execution of the Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 10, 2015

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen G. Krulik
Stephen G. Krulik
Chief Financial Officer